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                                                                  Exhibit 10.29


                          ADVISORY SERVICES AGREEMENT
                          ---------------------------


          This Advisory Services Agreement (the "Agreement") is made as of December 1, 1997 by and between Koppers Industries, Inc., a Pennsylvania corporation (the "Company"), and Saratoga Partners III, L.P., a Delaware limited partnership ("Saratoga").

          WHEREAS, the Company desired to retain Saratoga and Saratoga desired to perform for the Company certain services;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

          Section 1.  Term.  This Agreement shall be in effect for so long as
                      ----
Saratoga is entitled to elect a majority of the direc tors of the Company, unless earlier terminated by written agreement between the Company and Saratoga (the "Term").

          Section 2.  Services.  Saratoga shall perform or cause to be performed
                      --------
such services for the Company as directed by the Board of Directors of the Company (the "Board") and agreed upon by Saratoga, which may include the following:

          (a) identification, negotiation and analysis of acquisitions and dispositions by the Company or its subsidiaries;

          (b) negotiation and analysis of financing alternatives, including, without limitation, in connection with acquisitions, capital expenditures and refinancing of indebtedness;

          (c) finance functions, including assistance in the of financial projections;

          (d) human resource functions, including searching and hiring of executives; and

          (e) other services for the Company upon which the Board and Saratoga agree.

          Section 3.  Payment of Fees.  The Company hereby agrees to:
                      ---------------

          (a) pay to Saratoga on the date of this Agreement a fee in the amount of $700,000 in connection with the recapitalization of the Company to be consummated on the date of this Agreement (the "Recapitalization");

          (b) during the Term, pay an advisory fee to Saratoga (or its designee) in an amount equal to $600,000 per annum, such fee being payable quarterly in arrears in equal installments of
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                                      -2-

$150,000 on each January 15, April 15, July 15, October 15, commencing January 15, 1998; and

          (c) during the Term, if it elects to engage Saratoga (or its designee) to be its advisor in connection with any acquisition, disposition, business combination, financing or other extraordinary corporate transaction involving the Company or any of its subsidiaries, pay to Saratoga (or its designee) a customary fee in connection therewith.

          Each payment made pursuant to this Section 3 shall be paid by wire transfer of immediately available federal funds to the account(s) specified therefor by Saratoga.

          Section 4.  Expenses.  The Company hereby agrees to pay on demand all
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expenses incurred by Saratoga in connection with the transactions contemplated by this Agreement and all reasonable expenses incurred by members of the Board (or any committee thereof) designated by Saratoga in connection with the performance of their Board (or committee) duties.

          Section 5.  Indemnity and Liability.  In consideration of the
                      -----------------------
execution and delivery of this Agreement by Saratoga, the Company hereby agrees to indemnify, exonerate and hold each of Saratoga and its affiliates, and each of their respective partners, shareholders, affiliates, directors, officers, fiduciaries, employees and agents and each of the partners, shareholders, affiliates, directors, officers, fiduciaries, employees and agents of each of the foregoing (collectively, the "Indemnitees") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses in connection therewith, including without limitation reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to the Recapitalization, the execution, delivery, performance, enforcement or existence of this Agreement or the transactions contemplated hereby or thereby except for any such Indemnified Liabilities arising solely on account of such In demnitee's gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. None of the Indemnitees shall be liable to the Company or any of its affiliates for any act or omission suffered or taken by such Indemnitee that does not constitute gross negligence or willful misconduct.
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                                      -3-

          Section 6.  Miscellaneous.  (a)  No amendment or waiver of any term,
                      -------------
provision or condition of this Agreement shall be effective, unless in writing and executed by each of Saratoga and the Company. No waiver on any one occasion shall extend to or effect or be construed as a waiver of any right or remedy on any future occasion. No course of dealing of any person nor any delay or omission in exercising any right or remedy shall constitute an amendment of this Agreement or a waiver of any right or remedy of any party hereto.

          (b) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction. Any dispute or controversy which arises under this Agreement shall be resolved in accordance with the terms of arbitration set forth on Exhibit 1 hereto.

          (c) This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior communication or agreement with respect thereto.

          (d) All notices, demands, and communications of any kind which any party may require or desire to serve upon any other party under this Agreement shall be in writing and shall be served upon such other party as specified below by personal delivery to the address set forth for it below or to such other address as such party shall have specified by notice to each other party or by mailing a copy thereof by certified or registered mail, or by any reputable overnight courier service, postage prepaid, with return receipt requested, addressed to such party and copied persons at such addresses. In the case of service by personal delivery, it shall be deemed complete on the first business day after the date of actual delivery to such address. In case of service by mail or by overnight courier, it shall be deemed complete, whether or not received, on the third day after the date of mailing as shown by the registered or certified mail receipt or courier service receipt. Notwithstanding the foregoing, notice to any party or copied person of change of address shall be deemed complete only upon actual receipt by an officer or agent of such party or copied person.
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                                      -4-

If to the Company, at:

          Koppers Industries Inc.
          436 Seventh Avenue
          Pittsburgh, Pennsylvania 15219

          Attention: Robert Wagner

Copy to:

          Dickie, McCamey & Chilcote, P.C.
          Two PPG Place, Ste. 400
          Pittsburgh, PA  15222

          Attention:  Clayton A. Sweeney, Esq.

If to Saratoga, at:

          Saratoga Partners III, L.P.
          535 Madison Avenue
          New York, New York 10022

          Attention:  Christian L. Oberbeck

          (e) If in any judicial proceedings a court shall refuse to enforce any provision of this Agreement, then such unenforceable provision shall be deemed eliminated from this Agreement for the purpose of such proceedings to the extent necessary to permit the remaining provisions to be enforced.

          (f) This Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.
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                                      -5-


          IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as of the date first above written by its officer or representative thereunto duly authorized.

                              KOPPERS INDUSTRIES, INC.

                                      /s/ Robert K. Wagner
                              By:__________________________________
                                    Name:
                                    Title:


                              SARATOGA PARTNERS III, L.P.


                              By:   DR Associates IV, L.P.,
                                    Its General Partner

                              By:   Dillon, Read Inc.,
                                    Its General Partner

                                   /s/ Christian L. Oberbeck
                              By:__________________________________
                                    Name:
                                    Title:

                                                                       Exhibit 1



          If a dispute or controversy arises under or in connection with this Agreement, the parties agree first to try in good faith to settle the dispute or controversy. Any party may initiate the negotiation process by written notice to the others, identifying the dispute or controversy and the desire for negotiation. If the parties have not resolved the dispute or controversy by direct negotiations within thirty (30) days of such notice, any party may initiate arbitration as herein provided. All disputes or controversies arising under or in connection with this Agreement which are not resolved by negotiation shall be decided by arbitration before a single arbitrator selected by agreement of the parties, and judgment upon the award or decision of the arbitrator may be entered and enforced in any court of competent jurisdiction. It is specifically intended by the parties that any equitable relief granted by an arbitrator may be enforced in any court of competent jurisdiction. The forum of such arbitration shall be in Pittsburgh, Pennsylvania to the exclusion of all other jurisdictions. In the event that the parties cannot agree upon the selection of an arbitrator, the parties agree that the American Arbitration Association in Pittsburgh, Pennsylvania will select the arbitrator.

          Arbitration Process.  The arbitrator shall decide the dispute or
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controversy in accordance with the following procedures:

          Within ten (10) days of the selection of an arbitrator, each party shall submit to the arbitrator its written position (the "Initial Submission"),

provided that neither memorandum of position shall exceed 10 pages, double
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spaced, plus such other documentary evidence as the parties deem necessary.

          Within ten (10) days of the delivery of the Initial Submission, each party may submit to the arbitrator and the other party a reply memorandum (the "Reply Submission"), provided that neither reply memorandum shall exceed 5
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pages, double spaced.  In connection with the Reply Submission, neither of the parties may submit (and the arbitrator may not accept) any additional documentation (including affidavits).

          Within ten (10) days of the expiration of the period for the delivery of the Reply Submission, the arbitrator, if he or she deems it necessary or advisable, may call a hearing which may be by telephone conference (the "Hearing"). At any Hearing, the arbitrator may ask representatives and counsel for the parties' questions with respect to the issue to be decided and positions of the parties. In connection with the Hearing, neither of the parties may offer (and the arbitrator may not accept) any testimony or additional documentation (including affidavits).
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                                      -2-


          Within seven (7) days after the later to occur, if such is to occur, of (a) the Hearing or (b) the Reply Submission, the arbitrator shall render his or her position.

          The arbitrator shall promptly notify the parties in writing of the decision, together with the amount of any dispute resolution costs arising with respect thereto (the "Notice of Decision"). The Notice of Decision need not contain an explanation of the decision or grounds therefor.

          The decision of the arbitrator shall be final, binding and not subject to appeal.

          All dispute resolution costs, which shall include any fee for the arbitrator for services rendered, shall be borne equally by the parties. Each party is to pay its own counsel fees and expenses.